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                                                                    Exhibit 10.4

                       EXECUTIVE LIFE INSURANCE AGREEMENT

Insurer:

Policy Number:

Bank:  1st Constitution Bank

Insured:

Relationship of Insured to Bank:  Executive

The respective rights and duties of the Bank and the Insured in the above-referenced policy shall be pursuant to the terms set forth below:

I.       DEFINITIONS

         Refer to the policy contract for the definition of all terms in this Agreement, which contract is incorporated by reference.

II.      POLICY TITLE AND OWNERSHIP

         Title and ownership shall reside in the Bank for its use and for the use of the Insured all in accordance with this Agreement. The Bank alone may, to the extent of its interest, exercise the right to borrow or withdraw on the policy cash values. Where the Bank and the Insured (or assignee, with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject policy, then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

III.     BENEFICIARY DESIGNATION RIGHTS

         The Insured (or assignee) shall have the right and power to designate a beneficiary or beneficiaries to receive the Insured's share of the proceeds payable upon the death of the Insured, and to elect and change a payment option for such beneficiary, subject to any right or interest the Bank may have in such proceeds, as provided in this Agreement.

IV.      PREMIUM PAYMENT METHOD

         The Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to keep the policy in force.
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V.       TAXABLE BENEFIT

         Annually the Insured will receive a taxable benefit equal to the assumed cost of insurance as required by the Internal Revenue Service, as determined from time to time. The Bank (or its administrator) will report to the Insured the amount of imputed income each year on Form W-2 or its equivalent.

VI.      DIVISION OF DEATH PROCEEDS

         Subject to Paragraphs VII and X herein, the division of the death proceeds of the policy is as follows:

         A. The Insured's beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to three hundred percent (300%) of the Executive's base annual salary (not including bonus, equity compensation, or any other forms of compensation) in effect at the time of death (if employed by the Bank at death), or in effect at the time of retirement.

         B.       The Bank shall be entitled to the remainder of such proceeds.

VII.     OWNERSHIP OF THE CASH SURRENDER VALUE OF THE POLICY

         The Bank shall at all times be entitled to one hundred percent (100%) of the policy's cash value, as that term is defined in the policy contract, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Bank.

VIII.    POST-TERMINATION COVERAGE

         Except as otherwise provided herein, death benefit coverage for the Insured will cease at his or her termination of employment. In the event that the Insured has both attained age 60 and completed ten years of service with the Bank at the time that he or she terminates employment with the Bank (for reasons other than those set forth in
         Section IX.A.), or if a Change of Control has occurred prior to such termination, then the death benefit coverage set forth in Section VI shall remain in effect until the Insured's death, unless this Agreement is otherwise terminated pursuant to its terms prior to such time. Coverage under this Plan for any Insured who terminates employment with the Bank (for reasons other than death) prior to attaining age 60 or prior to completing ten year of service with the Bank (and prior to the occurrence of a Change of Control) will cease on his or her last day of employment with the Bank. For purposes of this section only, the term "Bank" shall include all affiliates of the Bank (as well as its successors), and the term "years of service" means each full year (including any periods of time prior to the Effective Date) during which the Insured was continuously employed by the Bank, all as determined in the sole discretion of the Bank's Board of Directors.
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         For purposes of the above, A "Change of Control" will be deemed to have occurred if:

         (X) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Bank or of 1st Constitution Bancorp ("Bancorp") or a person engaging in a transaction of the type described in clause (Z) below of this definition but which does not constitute a change in control under such clause (Z), hereafter becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Bancorp representing more than 50% of the combined voting power of Bancorp's then outstanding securities; or

         (Y) during any period of twenty-four (24) consecutive months during the term of this Agreement, individuals who at the beginning of such period constitute the Bancorp Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with Bancorp to effect a transaction described in clauses (X) or
                  (Z) of this definition) whose election by such Board of Directors, or nomination for election by Bancorp's shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

         (Z) Bancorp completes a merger, consolidation or similar transaction of Bancorp with or into any other corporation or entity, or a binding share exchange involving Bancorp's securities, other than any such transaction which would result in the voting securities of Bancorp outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of Bancorp or such surviving entity outstanding immediately after such transaction, or Bancorp completely liquidates, sells or otherwise disposes of all or substantially all of its assets.

IX.      RIGHTS OF PARTIES WHERE POLICY ENDOWMENT OR ANNUITY ELECTION EXISTS

         In the event the policy involves an endowment or annuity element, the Bank's right and interest in any endowment proceeds or annuity benefits, on expiration of the deferment period, shall be determined under the provisions of this Agreement by regarding such endowment proceeds or the commuted value of such annuity benefits as the policy's cash value. Such endowment proceeds or annuity benefits shall be considered to be like death proceeds for the purposes of division under this Agreement.

X.       TERMINATION OF AGREEMENT

         This Agreement shall terminate upon the occurrence of any one of the following:
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         A.       The Insured shall be discharged from employment with the Bank for cause. The term "for cause" shall mean any of the following that result in an adverse effect on the Bank: (i) gross negligence or gross neglect; (ii) the commission of a felony or gross misdemeanor involving moral turpitude, fraud, or dishonesty; (iii) the willful violation of any law, rule, or regulation (other than a traffic violation or similar offense); (iv) an intentional failure to perform stated duties; or (v) a breach of fiduciary duty involving personal profit; or

         B. Surrender, lapse, or other termination of the Policy by the Bank. The Policy (and all rights of the Insured and his/her beneficiaries) will also terminate if any regulatory agency requires the Bank to sever its relationship with the Executive, if the Executive is required to not be associated with any public company, or if the Bank is subjected to regulatory discipline limiting its ability to pay compensation to executives, or as may otherwise be determined by the Bank in good faith.

                  Upon such termination, the Insured (or assignee) shall have a fifteen (15) day option to receive from the Bank an absolute assignment of the policy in consideration of a cash payment to the Bank, whereupon this Agreement shall terminate. Such cash payment referred to hereinabove shall be equal to the cash value of the policy on the date of such assignment, as defined in this Agreement.

                  If, within said fifteen (15) day period, the Insured fails to exercise said option, fails to procure the entire aforestated cash payment, or dies, then the option shall terminate and the Insured (or assignee) agrees that all of the Insured's rights, interest and claims in the policy shall terminate as of the date of the termination of this Agreement.

                  The Insured expressly agrees that this Agreement shall constitute sufficient written notice to the Insured of the Insured's option to receive an absolute assignment of the policy as set forth herein.

                  Except as provided above, this Agreement shall terminate upon distribution of the death benefit proceeds in accordance with Paragraph VI above.

XI.      INSURED'S OR ASSIGNEE'S ASSIGNMENT RIGHTS

         The Insured may not, without the written consent of the Bank, assign to any individual, trust or other organization, any right, title or interest in the subject policy nor any rights, options, privileges or duties created under this Agreement.

XII.     AGREEMENT BINDING UPON THE PARTIES

         This Agreement shall bind the Insured and the Bank, their heirs, successors, personal representatives and assigns.
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XIII.    GENDER

         Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

XIV.     INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT

         The Insurer shall not be deemed a party to this Agreement, but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement. Payment or other performance in accordance with the policy provisions shall fully discharge the Insurer from any and all liability.

XV.      AMENDMENT OR REVOCATION

         It is agreed by and between the parties hereto that, during the lifetime of the Insured, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Insured and the Bank.

XVI.     EFFECTIVE DATE

         The Effective Date of this Agreement shall be _____________ ______,
         2002.

XVII.    SEVERABILITY AND INTERPRETATION

         If a provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nonetheless be enforceable according to their terms. Further, in the event that any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to law and enforced as amended.
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XVIII.   APPLICABLE LAW

         The validity and interpretation of this Agreement shall be governed by the laws of the State of New Jersey.

Executed at _____________________, New Jersey, this _____ day of ___________,
2002.

                                    1ST CONSTITUTION BANK


_______________________________     By:_______________________________________
Witness                             Title



_______________________________     __________________________________________
Witness                             Insured
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                          BENEFICIARY DESIGNATION FORM
                     FOR EXECUTIVE LIFE INSURANCE AGREEMENT

PRIMARY DESIGNATION:

       Name                      Address                Relationship

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SECONDARY (CONTINGENT) DESIGNATION:

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All sums payable under the Agreement by reason of my death shall be paid to the
Primary Beneficiary(ies), if he, she, or they survive me, and if no Primary Beneficiary shall survive me, then to the Secondary (Contingent)
Beneficiary(ies).

_______________________________                  ______________________________
Signature of Insured                             Date